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                                                                    Exhibit (11)

                                                              March 13, 2003

Seligman Growth Fund, Inc.,
  100 Park Avenue,
    New York, New York 10017.

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of Common Stock, par value $1.00 per share (the "Securities"), of Seligman Growth Fund, Inc., a Maryland corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, when the Securities have been duly issued and sold in an amount not to exceed the then authorized number of Securities (which currently have been authorized to the extent of 500,000,000 Securities), as contemplated by the Agreement and Plan of Acquisition and Seligman Growth Fund, Inc. Liquidation (the "Agreement"), the form of which is included

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Seligman Growth Fund, Inc.                                                   -2-

in your Registration Statement on Form N-14, following effectiveness of such Registration Statement under the Act, for the consideration stated in the Agreement, which consideration shall in each event be at least equal to the net asset value and par value per Security, they will be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,


                                                     /s/ Sullivan & Cromwell LLP